EXHIBIT A

                        PHILADELPHIA INSURANCE COMPANIES

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           (Effective April 1, 1996)


         1.      PURPOSE

                 The purpose of the Plan is to provide for supplemental retirement and related benefits for a select group of management and highly compensated employees of Philadelphia Consolidated Holding Corp, or any of its wholly owned subsidiaries (collectively, the "Company") as part of an integrated compensation program which is intended to assist the Company in attracting, motivating and retaining employees of superior ability, industry and loyalty.

         2.      DEFINITIONS

                 The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

                 "Board of Directors" shall mean the Board of Directors of the Company.

                 "Change of Control" shall have the meaning set forth in
Section 11 of the Plan.

                 "Committee" shall mean the Board of Directors of the Company or such person or persons as the Board of Directors of the Company shall from time to time designate to act as the Committee with respect to the Plan.





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                 "Company" shall mean Philadelphia Consolidated Holding Corp., a Pennsylvania Corporation, any of its wholly owned subsidiaries and any successors thereto.

                 "Compensation" shall mean the Participant's base salary and bonus from the Company, and shall exclude all other types of compensation, including, but not limited to severance pay and contributions to the Company's tax qualified retirement plans.

                 "Default" shall mean a material breach by the Company under any of its material loan agreements.

                 "Designated Beneficiary" shall mean the beneficiary designated by a Participant to receive any benefits payable under the Plan upon his or her death. In the absence of a beneficiary designation, the Participant's "Designated Beneficiary" shall be his or her spouse and if none, his or her estate.

                 "Gain or Loss Adjustment" shall mean the adjustment to such Participant's Plan Deferral Account in accordance with the provisions of
Section 7.

                 "Participant" shall mean those employees of the Company who are eligible to participate in the Plan in accordance with Section 3 and who elect to defer income by executing a Participation Agreement.

                 "Participation Agreement" shall mean a written agreement executed by an employee eligible to participate in the Plan specifying the amount of income to be deferred in accordance with the provisions of the Plan.

                 "Permissible Investments" are those investment options made available for investment choices by Participants. Under the rules established by the Committee, a limited number of investment options may be made available for Participant investment choices;





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provided, however, that the Committee shall, at a minimum, make available at least four different investment options, each of which must be a mutual fund (i.e., an open end management investment company as defined in the Investment Company Act of 1940).

                 "Plan" shall mean the Philadelphia Insurance Companies Executive Deferred Compensation Plan.

                 "Plan Deferral Account" shall mean the amount credited for the benefit of a Participant under Section 7 on the basis of income deferred in accordance with such Participant's Participation Agreement adjusted by such Participant's Gain or Loss Adjustment with respect to such Participant's Plan Deferral Account.

                 "Plan Year" shall mean the calendar year, except that the first Plan Yearshall be the period from April I through December 31, 1996.

                 "Rabbi Trust" shall mean a grantor trust in which assets may be segregated for use by the Company to pay liabilities to a participant in the Plan; provided, however, that any such trust shall be established and maintained in a manner that is consistent with the treatment of its assets as assets of the Company for federal income tax purposes and that such assets shall be held in the trust subject to the claims of the Company's creditors in the event of Company's bankruptcy or insolvency.

                 "Valuation Date" shall mean the last day of each Plan Year or, with respect to a specific Participant, the date of a payment under the Plan of the amount of such Participant's Plan Deferral Account





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
         3.      PARTICIPATION

                 The employees of the Company who are eligible to participate in the Plan shall be those management and highly compensated executives designated by the Board of Directors as eligible. Any employee so designated who executes a Participation Agreement shall be a Participant in the Plan. The Participation Agreement for each Participant shall specify the amount, stated as a percentage or dollar amount, of a Participant's Compensation to be deferred from the subsequent Plan Year and whether or not the Participant elects to receive payment of his benefits under the Plan in the event there is a Change of Control. Each employee who is eligible to participate in the Plan may elect to defer all or a portion of (i) the bonus or bonuses which may be paid to such Participant after the election and (ii) the Compensation otherwise payable to the Participant as salary to the extent such Compensation has not yet become payable as of the date of such election. A Participant shall be permitted to defer any portion of his or her Compensation (salary and/or bonus) from the Company, stated as either a percentage or specified dollar amount, or by means of such other formula as the Committee may approve. Except as otherwise provided in this Plan or in the Participant's Participation Agreement, a Participant's election to defer Compensation shall remain in effect from one Plan Year to the next, unless otherwise changed by the Participant.

         4.      TERM OF PLAN

                 The Plan shall be in effect as of April 1, 1996, and shall continue until all obligations of the Company pursuant to the Plan have been paid, unless sooner terminated at the discretion of the Company.





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         5.      VESTING

                 A Participant's interest in his or her Plan Deferral Account shall be fully vested at all times.


         6.      BENEFIT ENTITLEMENT

                 (a) Benefits. Except as otherwise provided herein, a Participant's benefit under the Plan shall be the amount of such Participant's Plan Deferral Account.

                 (b) Payment of Benefits. Except as otherwise provided under the Plan, the benefit of a Participant shall be paid to the Participant or the Participant's Designated Beneficiary in a lump sum on the earlier of such Participant's termination of employment with the Company (for any reason), termination of the Plan, or such time as the Participant specifies in the Participant's Participation Agreement.

                 (c) Early Payment of Benefits. In the event that a Participant elects to receive benefits under the Plan at any time prior to the time payment of benefits would be made under Section 6(b) of the Plan, the Participant shall file such election with the Committee and shall, as soon as practicable after receipt of such election by the Committee, be paid ninety percent (90%) of such Participant's Plan Deferral Account, and such Participant shall not thereafter be entitled to any further benefits under the Plan and shall cease to be a participant thereunder. Notwithstanding the foregoing, in the event there is a Change of Control of the Company, any Participant who elected in his or her Participation Agreement to receive a payment of Ms benefit under the Plan on the occurrence of a Change of Control shall receive the full amount of his Plan Deferral Account as of the date of a Change of Control within thirty (30)





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days of such Change of Control.  Notwithstanding the foregoing, in the event a
Default occurs, the Participant shall receive the full amount of his Plan Deferral Account as of the date of the Default within thirty (30) days of such Default.

                 (d) Hardship. A Participant may petition the Board of Directors of the Company for a distribution of all or a portion of his Plan Deferral Account (without reduction as set forth in Section 6(c) above) on account of an unforeseeable emergency. If the Board of Directors of the Company determines that there is such an unforeseeable emergency, and that there are insufficient resources available from other sources to pay the expenses associated with such unforeseeable emergency, the Participant shall receive a payment in an amount not to exceed the lesser of the Participant's Plan Deferral Account or the amount required to meet the financial needs arising from the unforeseeable emergency (increased to take into account any tax liability on such benefit payment and decreased to take into account amounts available from other sources, including reimbursement through insurance or otherwise, the liquidation of other assets of the Participant to the extent such liquidation does not cause severe financial hardship, or by cessation of deferrals under the Plan). For purposes of this Section 6(d), an unforeseeable emergency is any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of property of the Participant due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                 (e) Compensation in Excess of Section 162(m) Limitations. Notwithstanding anything to the contrary contained herein, in the event a Participant is a "covered employee" as that term is used for purposes of Code
Section 162(m), payment of





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benefits under the Plan shall not be made to such a Participant to the extent that the amount paid is subject to the limitations on deductibility under such Code Section or is reasonably likely to cause other payments to such Participant to be subject to such limitations on deductibility. In the event a payment is not made by reason of this Section 6(e), the payment will be made as soon as the payment can be made without the causing the limitations on deductibility under Code Section 162(m) to be applicable. For purposes of this 6(e), a payment is subject to Code Section 162(m) to the extent that it exceeds the limits on deductible compensation payments and is not otherwise exempt from the application of that Code Section (e.g., on account of the exception for performance-based compensation).

         7.      PLAN DEFERRAL ACCOUNTS AND GAIN OR LOSS ADJUSTMENT

                 (a) Deferred Compensation. Each person who is eligible to participate in the Plan and who executes a Participation Agreement shall be a Participant and shall have a Plan Deferral Account which shall be credited with the amount of such Participant's Compensation that is deferred under such Participation Agreement, subject to adjustment for gain or loss as set forth below.

                 (b) Gain or Loss Adjustment. Each Participant's Plan Deferral Account shall be adjusted at the end of each Plan Year (or on the date of distribution) (either such date being referred to herein as the "Valuation Date") to take into account the Gain or Loss Adjustment for such period applicable to such account. For purposes of the Plan, the Gain or





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Loss Adjustment applicable to a Participant's Plan Deferral Account shall be determined as follows:

                          (i)     Each Participant shall be permitted to
specify an investment or investments from among Permissible Investments which shall be the basis for determining the Gain or Loss Adjustment applicable to such Participant's Plan Deferral Account in accordance with such rules as may be established by the Committee. The Participant shall be permitted to change such specifications at such times as the Committee may specify in its rules; provided, however, that the Participant shall be permitted to make such changes at least once each calendar quarter.

                          (ii)    On each Valuation Date, each Participant's
Plan Deferral Account shall be adjusted to reflect the gain or loss that would have been recognized if an amount equal to the Participant's Plan Deferral Account balance as of the prior Valuation Date, along with any additional amounts added to the Participant's Plan Deferral Account on account of amounts deferred under the Participant's Participation Agreement in effect during the period prior to the Valuation Date (but subsequent to any prior Valuation
Date), had been invested in accordance with the investment specifications of the Participant. For purposes of the determination of the Gain or Loss Adjustment, such adjustment shall be calculated by taking into account any brokerage fees or other transactional costs that would have been incurred in actually carrying out the investment specifications of the Participant, whether or not such costs were actually incurred by the Company.

                          (iii)   For purposes of calculating the Gain or Loss
Adjustment applicable to a Participant's Plan Deferral Account, the balance in such Plan Deferral Account at





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the beginning of the Plan Year shall be treated as having been invested for the full Plan Year or until the Participant is paid a benefit equal to his or her Plan Deferral Account balance in accordance with the provisions of the Plan, if sooner, while the amounts deferred under the Participant's Participation Agreement shall be treated as having been invested as of the date the amount of the Participant's deferred Compensation would otherwise have been payable to the Participant in the absence of a Participation Agreement.

                          (iv)    Notwithstanding anything to the contrary
contained herein, including those provisions giving a Participant the right of designating investments from among Permissible Investments for the purposes of determining the benefit paid under the Plan, the Company reserves the right to invest its assets, including any assets that may have been set aside for the purpose of funding the benefits to be provided under the Plan, at its own discretion, and such assets shall remain the property of the Company, subject to the claims of its general creditors, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Company.

                 (c) Performance-Based Compensation Bonuses. In the event any amounts deferred under the Plan are attributable to performance-based compensation bonuses payable under a plan of the Company that would be exempt from the limitations imposed on the deductibility of certain compensation payments by Section 162(m) of the Code, such deferred amounts shall be subject to the terms of the Plan but shall be accounted for separately from other deferred compensation.





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         8.      FUNDING OF LIABILITIES

         The Plan is intended to be an unfunded, non-qualified plan maintained by the Company for the purpose of providing deferred compensation for a select group of management and highly compensated employees. However, benefits under the Plan may be provided through a "rabbi trust." A contribution to such trust in any year shall not create any obligation of the Company to make contributions to such trust thereafter. The Plan shall be administered and construed so as to effectuate this intent. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specified property of the Company. To the extent any benefits payable under the Plan are paid through a "rabbi trust," the Company's contractual obligations, if any, shall be reduced accordingly.

         9.      COMMITTEE

                 (a) Quorum. A majority of the members of the Committee shall constitute a quorum for any meeting held with respect to the Plan, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts unanimously approved in writing by all members of the Committee, shall be valid acts of the Committee. No member of the Committee may act or vote with respect to a decision of the Committee specifically relating to his or her benefits, if any, under the Plan. The Committee may be made up of a single individual at the discretion of the Company.





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                 (b)      Powers.  The Committee shall have the power and duty
to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

                          (i)     provide rules and regulations for the
management, operation and administration of the Plan, and, from time to time, to amend of supplement such rules and regulations;

                          (ii)    construe the Plan, which construction, as
long as made in good faith, shall be final and conclusive upon all parties hereto; and

                          (iii)   correct any defect, supply any omission, or
reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The acts and determinations of the Committee, including determinations with respect to claims of a Participant or Designated Beneficiary made in accordance with Section 12(h) hereof, shall be final and conclusive.

                 (c) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The





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Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

                 (d) Compensation and Expenses. Members of the Committee who are employees of the Company shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Company shall receive such reasonable compensation for their services as may be authorized from time to time by the Company and, except as otherwise provided by this section, members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

                 (e) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants, the date each became a Participant, his or her Compensation and date of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof, provided, however, that the Committee may correct any errors discovered in any such information.

                 (f) Inspection of Documents. The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan





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and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

         10.     EFFECTIVE DATE, TERMINATION AND AMENDMENT

                 (a)      Effective Date of Participation in Plan.
Participants already participating in the Plan shall continue to participate under the terms of their current Participation Agreements. For all other Participants, participation shall commence as of the first day of the month coincident with or following receipt by the Committee of the executed Participation Agreement evidencing the Participant's participation, A Participation Agreement shall continue in effect until such time as the Participation Agreement is revoked, deferrals are terminated in accordance with the terms of the Plan, or the Plan is terminated.

                 (b) Amendment and Termination of the Plan or Participation Agreement. This Plan or the Participation Agreement of a Participant may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan or a Participation Agreement may, without the written approval of the Participant, reduce the Plan Deferral Account or benefit payable to a Participant calculated as of the time of such termination or amendment.

         11.     CHANGE OF CONTROL

                 For purposes of the Plan, a Change of Control shall be deemed to have occurred upon the earliest to occur of the following events (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or





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
other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or "group" (as that term is used in Regulation 13D-G under the Securities Exchange Act of 1934, as amended) (other than James J. Maguire or any person who is his spouse, lineal ascendant or descendant or spouse of such lineal ascendants or descendants, or any trust for the benefit of any such persons) acquires voting control over 50% or more of the outstanding shares of the Company's common stock.

         12.     MISCELLANEOUS PROVISIONS





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                 (a)      Anti-alienation.  No benefit payable under the Plan
shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance except by the Company; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach or encumber such benefit, except by the Company, shall be void.

                 (b) Unsecured Creditor Status. Any Participant who may have or claim any interest in or tight to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future. Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general asset of the Company subject to the claims of its creditors.

                 (c) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.





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                 (d)      Separability.  If any term or condition of the Plan
shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

                 (e) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

                 (f) Incapacity. If the Committee determines that a Participant,or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

                 (g) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

                 (h) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant or Designated Beneficiary for benefits under the Plan, the





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Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                          (i)       the specific reasons for such denial;

                          (ii)      the specific reference to the Plan
provisions on which the  denial is based;

                          (iii)     a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed, and

                          (iv)      an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto.

                 A Participant or Designated Beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing, The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.





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                 (i)      Withholding.  The Participant or the Designated
Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

         IN WITNESS WHEREOF, Philadelphia Insurance Companies has caused this Plan to be adopted as of April 1, 1996.

                                         Philadelphia Consolidated Holding Corp.



                                         By:     /s/  CRAIG P. KELLER
                                            --------------------------------
                                                 Craig P. Keller, Secretary





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